Exhibit 1.1

[FORM OF UNDERWRITING AGREEMENT]

WF CARD ISSUANCE TRUST

(Issuing Entity)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Sponsor and Servicer)

WF CARD FUNDING, LLC

(Transferor and Depositor)

UNDERWRITING AGREEMENT

(Standard Terms)

[ ] [ ], 202[ ]

[NAME OF UNDERWRITER],

as Underwriter or as Representative

of the Underwriters named in Schedule I to the Terms Agreement

Ladies and Gentlemen:

WF Card Issuance Trust, a Delaware statutory trust (the “Issuing Entity”), and WF Card Funding, LLC, a Delaware limited liability company (the “Company”), as beneficiary (in such capacity, the “Beneficiary”) of the Issuing Entity, propose to sell the notes of the series, classes and tranches designated in the applicable Terms Agreement (as hereinafter defined) (the “Notes”). The Notes will be issued pursuant to the Indenture, dated as of November 14, 2023, among the Issuing Entity, U.S. Bank Trust Company, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”), and as note registrar (in such capacity, the “Note Registrar”), and U.S. Bank National Association, as bank (in such capacity, the “Bank”) as acknowledged and accepted by Wells Fargo Bank, National Association (“WFBNA”), as servicer (in such capacity, the “Servicer”), as supplemented by the WFCardSeries Indenture Supplement, dated as of November 14, 2023, and a Terms Document having the date stated in the applicable Terms Agreement (as so supplemented, and as otherwise amended, restated, or supplemented from time to time, the “Indenture”), each among the Issuing Entity, the Bank, the Indenture Trustee and the Note Registrar, as acknowledged and accepted by WFBNA. The Issuing Entity is operated pursuant to an Amended and Restated Trust Agreement, dated as of November 14, 2023 (as amended, restated, or supplemented from time to time, the “Trust Agreement”), between the Company, as Beneficiary and as transferor (in such capacity, the “Transferor”), and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”), as acknowledged and accepted by the Issuing Entity. The Notes will be secured by certain assets of the Issuing Entity, as described below (collectively, the “Collateral”).

WFBNA and the Company have entered into a Receivables Purchase Agreement, dated as of November 14, 2023 (as amended, restated, or supplemented from time to time, the “Receivables Purchase Agreement”), whereby WFBNA sells to the Company all receivables arising in certain of the accounts designated by WFBNA. The Company has transferred and proposes to continue to transfer credit card receivables to the Issuing Entity pursuant to a Transfer Agreement, dated as of November 14, 2023 (as amended, restated, or supplemented from time to time, the “Transfer Agreement”), between the Transferor and the Issuing Entity. The primary assets of the issuing entity are receivables arising in a portfolio of unsecured consumer revolving credit card accounts of WFBNA (the “Receivables”). The Receivables (and the related accounts) will be subject to review by Clayton Fixed Income Services LLC (the “Asset Representations Reviewer”) in certain circumstances for compliance with certain representations and warranties made about the Receivables, in accordance with the Asset Representations Review Agreement, dated as of November 14, 2023 (as amended, restated, or supplemented from time to time, the “Asset Representations Review Agreement”), among the Company, the Servicer and the Asset Representations Reviewer. Pursuant to the Servicing Agreement, dated as of November 14, 2023 (as amended, restated, or supplemented from time to time, the “Servicing Agreement”), among the Servicer, the Issuing Entity, and the Company, the Servicer has agreed to service the Receivables on behalf of the Issuing Entity.

The Notes designated in the applicable Terms Agreement will be sold in a public offering by the Issuing Entity through [ ], as underwriter, or through certain underwriters, one or more of which may with [ ] act as a representative of such underwriters listed on Schedule I to the applicable Terms Agreement (any underwriter through which Notes are sold shall be referred to herein as an “Underwriter” or, collectively, all such Underwriters may be referred to as the “Underwriters”; any representative thereof may be referred to herein as the “Representative,” which, if the context herein does require, shall include [ ] in its capacity as an Underwriter of any Notes or as a Representative). Notes sold to the Underwriters for which [ ] is the Representative shall be sold pursuant to a Terms Agreement by and between the Issuing Entity, the Company, the Servicer and the Representative, a form of which is attached hereto as Exhibit A (a “Terms Agreement”), which incorporates by reference this Underwriting Agreement (the “Agreement,” which may include the applicable Terms Agreement if the context so requires). The term “applicable Terms Agreement” means the Terms Agreement dated the date hereof.

To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Indenture, the Transfer Agreement, or the Servicing Agreement. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Indenture, the Transfer Agreement, or the Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Notes designated in the applicable Terms Agreement and no other series, class or tranche of notes issued by the Issuing Entity.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a shelf registration statement on Form SF-3 (having the registration number stated in the applicable Terms Agreement), including a form of prospectus, relating to the Notes. The registration statement as amended has been declared effective by the Commission and is currently effective. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission. Such registration statement, as amended as of the effective date, including all material incorporated by reference therein and including all information deemed to be part of the registration statement as of the effective date pursuant to Rule 430D under the Act, is referred to in this Agreement as the “Registration Statement.” For purposes of this Agreement, the “effective date” means the later of (a) the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission or (b) the most recent effective date as of which the Prospectus (as defined below) is deemed to be part of the Registration Statement pursuant to Rule 430D under the Act.

The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a final prospectus (such final prospectus, in the form most recently revised and filed with the Commission pursuant to Rule 424(b), together with any amendment thereof or supplement thereto, is hereinafter referred to as the “Prospectus”).

Prior to the time the first contract of sale for the Notes designated in the applicable Terms Agreement was entered into (such time, as set forth in the applicable Terms Agreement, the “Time of Sale”), the Company had prepared a Preliminary Prospectus, dated [ ] [ ], 202[ ] (subject to completion). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent Preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Company to the Underwriters in accordance with the provisions hereof.

Upon the execution of this Agreement and the applicable Terms Agreement, the Company agrees with the Underwriters as follows:

1.  Subject to the terms and conditions set forth herein and in the applicable Terms Agreement, the Company agrees to cause the Issuing Entity to issue and deliver the Notes to the several Underwriters as hereinafter provided, and each of the Underwriters, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuing Entity the respective principal amount of the Notes set forth opposite such Underwriter’s name on Schedule I to the applicable Terms Agreement. The Notes are to be purchased by the Underwriters at the purchase price(s) set forth in such Terms Agreement.

2.  The Company understands that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement and the applicable Terms Agreement have become effective as in the judgment of the Representative is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.

3.  Unless otherwise provided in the applicable Terms Agreement, payment for the Notes shall be made to the Company or to its order by wire transfer of same day funds at 9:00 A.M., New York City time, on the Closing Date (as hereinafter defined), or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment for the Notes are referred to herein as the “Closing Date” and are set forth in the applicable Terms Agreement. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City or North Carolina.

4.  Upon the execution of the applicable Terms Agreement, WFBNA represents, warrants and covenants to each Underwriter that:

(a)  WFBNA has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and to execute, deliver and perform the Receivables Purchase Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement and to consummate the transactions contemplated by the Receivables Purchase Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on WFBNA and its subsidiaries (other than the Company and other bankruptcy-remote, special-purpose subsidiaries), taken as a whole;

(b)  No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by WFBNA for its consummation of the transactions contemplated by the Receivables Purchase Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Company’s interest in the Receivables;

(c)  WFBNA is not in violation of its organizational documents or in default in its performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in the Receivables Purchase Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement or the applicable Terms Agreement. The execution, delivery and performance by WFBNA of the Receivables Purchase Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement, and its compliance with the terms and provisions hereof and thereof applicable to WFBNA, will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over WFBNA, or any of its properties or any agreement or instrument to which WFBNA is a party or by which WFBNA is bound or to which any of the properties of WFBNA is subject, or the organizational documents of WFBNA; and WFBNA has full power and authority to enter into the Receivables Purchase Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement;

(d)  Other than as set forth or contemplated in the Preliminary Prospectus or the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of WFBNA, threatened to which any of WFBNA or its subsidiaries (other than the Company and other bankruptcy-remote, special-purpose subsidiaries) is or may be a party or to which any property of WFBNA or its subsidiaries (other than the Company and other bankruptcy-remote, special-purpose subsidiaries) is or may be the subject which, if determined adversely to WFBNA or those subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on (i) the interests of the holders of the Notes or (ii) the ability of WFBNA to perform its obligations under the Receivables Purchase Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement; and there are no contracts or other documents to which WFBNA is a party of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus which are not filed or described as required;

(e)  Neither the execution, delivery and performance by WFBNA of its obligations under the Receivables Purchase Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement, nor the consummation by WFBNA of any other of the transactions contemplated in the Receivables Purchase Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement will conflict with, result in a breach of or cause a default under any judgment, order, or decree that is binding on WFBNA or its properties or any material indenture, or other material agreement or instrument to which WFBNA is a party or by which it or its properties are bound;

(f)  The Receivables Purchase Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by WFBNA and, when executed and delivered by the other parties hereto and thereto, each of the Receivables Purchase Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of WFBNA;

(g)  WFBNA has provided a written representation to each of the nationally recognized statistical rating organizations hired by WFBNA, which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 (“Rule 17g-5”) of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), as amended (the “17g-5 Representation”). WFBNA has complied, and will continue to comply, with the 17g-5 Representation, other than any breach of the 17g-5 Representation that would not have a material adverse effect on the Notes;

(h)  The Issuing Entity is not now, and following the issuance of the Notes will not be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Issuing Entity is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, a “covered fund” for purposes of regulations adopted under Section 13 of WFBNA Holding Company Act of 1956 (hereinafter referred to as the “Volcker Rule”). In reaching this conclusion, although other statutory or regulatory exclusions or exemptions under the 1940 Act or the Volcker Rule may be available, WFBNA has relied on the exclusion from registration set forth in Rule 3a-7 under the 1940 Act;

(i)  WFBNA has not engaged any third party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuing Entity in connection with the transactions contemplated by this Agreement and the applicable Terms Agreement; and

(j)  WFBNA is the appropriate entity to comply with all of the requirements imposed on the sponsor of a securitization transaction in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”), implementing the credit risk retention requirements of Section 15G of the Exchange Act. WFBNA expects to comply, as of the date hereof, and will comply, as of the Closing Date, with the Credit Risk Retention Rules, either directly or (to the extent permitted by the Credit Risk Retention Rules) through a “Wholly-Owned Affiliate” (as defined in the Credit Risk Retention Rules). WFBNA, or one or more of its Wholly-Owned Affiliates, expects to satisfy, as of the date hereof, and will satisfy, on the Closing Date, the Credit Risk Retention Rules by maintaining a “seller’s interest” (as defined in the Credit Risk Retention Rules) of not less than 5% of the aggregate unpaid principal balance of all outstanding investor “ABS Interests” (as defined in the Credit Risk Retention Rules) in the Issuing Entity, determined in accordance with the Credit Risk Retention Rules, without any impermissible transfer, hedging or financing of such retained interest.

(k)  WFBNA represents and agrees that (i) as “originator” under Article 2(3) of the UK securitization regulation (as in effect on the date of issuance of the Notes), it currently retains, and on an ongoing basis will retain, a material net economic interest that is not less than 5% of the nominal value of the securitized exposures (measured at origination), in a form that is intended to qualify as an originator’s interest as provided in option (b) of Article 6(3) of the UK securitization regulation (as in effect as of the date of issuance of the Notes), by holding all the membership interest in the depositor, which in turn holds all or part of the Transferor Interest (such interest, the “UK retained interest”); (ii) it will not (and will not permit the Company or any of its other affiliates to) sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the UK retained interest or subject it to any credit risk mitigation or hedging, except to the extent permitted under the UK securitization regulation (as supplemented by applicable delegated regulations and guidance); (iii) it will not change the retention option or the method of calculating its net economic interest in the securitized exposures while the Notes are outstanding, except under exceptional circumstances in accordance with the UK securitization regulation (as supplemented by applicable delegated regulations and guidance); and (iv) it will provide ongoing confirmation of its continued compliance with its obligations in clauses (i) and (ii) of this paragraph in or concurrently with the delivery of each monthly noteholders’ statement. The Indenture Trustee is an express and intended third-party beneficiary of this Section 4(k).

5.  Upon the execution of the applicable Terms Agreement, the Company represents, warrants and covenants to each Underwriter that:

(a)  The Registration Statement on Form SF-3 (having the registration number stated in the applicable Terms Agreement), including the form of prospectus and such amendments thereto as may have been required on the date of the applicable Terms Agreement, relating to the Notes, has been filed with the Commission and such Registration Statement as amended has become effective and remains effective. The conditions to the use of a shelf registration statement on Form SF-3 under the Act, as set forth in the General Instructions to Form SF-3, have been satisfied with respect to the Company and the Registration Statement;

(b)  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission, and on the effective date of the Registration Statement, each of the Registration Statement, the Preliminary Prospectus and the Prospectus conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act (the “Rules and Regulations”) (with the exception that the Registration Statement does not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which have been omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the applicable Terms Agreement, each of the Registration Statement, the Preliminary Prospectus and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) such documents will conform in all respects to the requirements of the Act and the Rules and Regulations (with the exception that the Registration Statement will not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which will be omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and on the Closing Date each of the Registration Statement, the Preliminary Prospectus and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations (with the exception that the Registration Statement will not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which will be omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and neither of such documents will include on the date of the applicable Terms Agreement and on the Closing Date any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information (as defined in Section 10(b) below);

(c)  The Preliminary Prospectus, when read together with the Ratings Issuer Free Writing Prospectus (as defined below), at the Time of Sale did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information;

(d)  The Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, other than the Preliminary Prospectus, the Prospectus, and the issuer free writing prospectus, as defined in Rule 433(h) under the Act, approved in advance by the Underwriters and filed with the Commission in accordance with Rule 433 under the Act on or about [ ] [ ], 202[ ] (such issuer free writing prospectus, as so amended, the “Ratings Issuer Free Writing Prospectus”), which discloses the ratings issued on the Notes by the nationally recognized statistical rating organizations hired by WFBNA to rate the Notes (the “Hired NRSROs”);

(e)  As of the Closing Date, the representations and warranties of the Company in the Receivables Purchase Agreement, and the Transfer Agreement and the Asset Representations Review Agreement will be true and correct in all material respects;

(f)  The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and to execute, deliver and perform the Trust Agreement, the Receivables Purchase Agreement, the Transfer Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement and to authorize the sale of the Notes, and to consummate the transactions contemplated by the Trust Agreement, the Receivables Purchase Agreement, the Transfer Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement and the applicable Terms Agreement and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries (if any), taken as a whole;

(g)  No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Company for its consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement, the Trust Agreement the Receivables Purchase Agreement, the Transfer Agreement or the Servicing Agreement or the Asset Representations Review Agreement, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Issuing Entity’s interest in the Receivables or the Indenture Trustee’s interest in the Collateral;

(h)  The Company is not in violation of its limited liability company agreement or in default in its performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in the Trust Agreement, the Receivables Purchase Agreement, the Transfer Agreement, the Servicing Agreement, the Asset Representations Review Agreement, this Agreement or the applicable Terms Agreement. The execution, delivery and performance by the Company of this Agreement, the applicable Terms Agreement, the Trust Agreement, the Receivables Purchase Agreement, the Transfer Agreement and the Servicing Agreement and the Asset Representations Review Agreement, and the issuance and delivery of the Notes and its compliance with the terms and provisions hereof and thereof applicable to the Company, will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, or any of its properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the limited liability company agreement of the Company;

(i)  Other than as set forth or contemplated in the Preliminary Prospectus or the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which any of the Company or its subsidiaries (if any) is or may be a party or to which any property of the Company or its subsidiaries (if any) is or may be the subject which, if determined adversely to the Company or those subsidiaries (if any), could individually or in the aggregate reasonably be expected to have a material adverse effect on (i) the interests of the holders of the Notes or (ii) the ability of the Company to perform its obligations under this Agreement, the applicable Terms Agreement, the Trust Agreement, the Receivables Purchase Agreement, the Transfer Agreement, the Servicing Agreement or the Asset Representations Review Agreement; and there are no contracts or other documents to which the Company is a party of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Preliminary Prospectus or the Prospectus which are not filed or described as required;

(j)  Neither the execution, delivery and performance by the Company of its obligations under this Agreement, the applicable Terms Agreement, the Trust Agreement, the Receivables Purchase Agreement, or the Transfer Agreement, or the Asset Representations Review Agreement, the transfer of the Receivables to the Issuing Entity, nor the consummation by the Company of any other of the transactions contemplated in this Agreement, the applicable Terms Agreement, the Trust Agreement, the Receivables Purchase Agreement, or the Transfer Agreement, or the Asset Representations Review Agreement will conflict with, result in a breach of or cause a default under any judgment, order, or decree that is binding on the Company or its properties or any material indenture, or other material agreement or instrument to which the Company is a party or by which it or its properties are bound;

(k)  The Company has complied and, at and as of the Closing Date, shall have complied in all material respects with Rule 193 of the Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB under the Act in connection with the offering of the Notes;

(l)  The Company was not, on the date on which the first bona fide offer of the Notes sold pursuant to the applicable Terms Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Act;

(m)  The Issuing Entity is not now, and following the issuance of the Notes will not be, required to be registered under the 1940 Act. The Issuing Entity is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, a “covered fund” for purposes of the Volcker Rule. In reaching this conclusion, although other statutory or regulatory exclusions or exemptions under the 1940 Act or the Volcker Rule may be available, the Company has relied on the exclusion from registration set forth in Rule 3a-7 under the 1940 Act; and

(n)  The Company has not engaged any third party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuing Entity in connection with the transactions contemplated by this Agreement and the applicable Terms Agreement.

6.  Upon the execution of the applicable Terms Agreement, the Issuing Entity represents, warrants and covenants to each Underwriter that:

(a)  The Registration Statement on Form SF-3 (having the registration number stated in the applicable Terms Agreement), including the form of prospectus and such amendments thereto as may have been required on the date of the applicable Terms Agreement, relating to the Notes, has been filed with the Commission and such Registration Statement as amended has become effective and remains effective. The conditions to the use of a shelf registration statement on Form SF-3 under the Act, as set forth in the General Instructions to Form SF-3, have been satisfied with respect to the Issuing Entity and the Registration Statement;

(b)  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Issuing Entity, threatened by the Commission, and on the effective date of the Registration Statement, each of the Registration Statement, the Preliminary Prospectus and the Prospectus conformed in all material respects to the requirements of the Act and the Rules and Regulations (with the exception that the Registration Statement did not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which have been omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the applicable Terms Agreement, each of the Registration Statement, the Preliminary Prospectus and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) such documents will conform in all respects to the requirements of the Act and the Rules and Regulations (with the exception that the Registration Statement will not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which will be omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and on the Closing Date each of the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations (with the exception that the Registration Statement will not include the ratings of the Notes as required by Items 1103(a)(9) and 1120 of Regulation AB, 17 C.F.R. 229.1103(a)(9) and 17 C.F.R. 229.1120, which will be omitted from the Registration Statement in reliance on the no-action letter provided by the Commission to Ford Motor Credit Company LLC and Ford Credit Auto Receivables Two LLC (July 22, 2010), as extended indefinitely by the Commission (November 23, 2010)), and neither of such documents will include on the date of the applicable Terms Agreement and on the Closing Date any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information;

(c)  The Preliminary Prospectus, when read together with the Ratings Issuer Free Writing Prospectus, at the Time of Sale did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the Prospectus); provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with Underwriter Information;

(d)  Other than the Preliminary Prospectus, the Prospectus, and the Ratings Issuer Free Writing Prospectus, the Issuing Entity (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes;

(e)  As of the Closing Date, the representations and warranties of the Issuing Entity in the Indenture will be true and correct in all material respects;

(f)  The Issuing Entity has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus and to execute, deliver and perform the Indenture, and to authorize the issuance of the Notes, and to consummate the transactions contemplated by the Indenture;

(g)  As of the Closing Date, the Notes have been duly authorized, and, when executed, issued and delivered pursuant to the Indenture, duly authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with this Agreement and the applicable Terms Agreement, will be duly and validly executed, authenticated, issued and delivered and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Issuing Entity and, when executed and delivered by the Issuing Entity and the Indenture Trustee, the Indenture will constitute a valid and binding agreement of the Issuing Entity; and the Notes and the Indenture conform to the descriptions thereof in the Preliminary Prospectus and the Prospectus in all material respects;

(h)  No consent, approval, authorization or order of, or filing with, any court or governmental agency or governmental body is required to be obtained or made by the Issuing Entity for its consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement or the Indenture, except such as have been obtained and made under the Act, such as may be required under state securities laws and with respect to the filing of any financing statements required to perfect the Indenture Trustee’s interest in the Collateral;

(i)  The Issuing Entity is not in violation of its organizational documents or in default in its performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions by the Issuing Entity contemplated herein or in the Indenture. The execution, delivery and performance by the Issuing Entity of this Agreement, the applicable Terms Agreement and the Indenture, and the issuance and delivery of the Notes and its compliance with the terms and provisions hereof and thereof applicable to the Issuing Entity will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuing Entity or any of its properties or any agreement or instrument to which the Issuing Entity is a party or by which the Issuing Entity is bound or to which any of the properties of the Issuing Entity is subject, or the organizational documents of the Issuing Entity; and the Issuing Entity has full power and authority to sell the Notes as contemplated by this Agreement, the applicable Terms Agreement and the Indenture;

(j)  Other than as set forth or contemplated in the Preliminary Prospectus or the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Issuing Entity, threatened to which the Issuing Entity is or may be a party or to which any property of the Issuing Entity is or may be the subject which, if determined adversely to the Issuing Entity, could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Notes; and there are no contracts or other documents to which the Issuing Entity is a party of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus which are not filed or described as required;

(k)  This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Issuing Entity and, when executed and delivered by the other parties hereto and thereto, each of this Agreement and the applicable Terms Agreement will constitute a valid and binding agreement of the Issuing Entity;

(l)  The Indenture has been duly authorized, executed and delivered by the Issuing Entity and, when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of the Issuing Entity;

(m)  The Issuing Entity is not now, and following the issuance of the Notes, will not be required to be registered under the 1940 Act. The Issuing Entity is not now, and immediately following the issuance of the Notes pursuant to the Indenture will not be, a “covered fund” for purposes of the Volcker Rule. In reaching this conclusion, although other statutory or regulatory exclusions or exemptions under the 1940 Act or the Volcker Rule may be available, the Issuing Entity has relied on the exclusion from registration set forth in Rule 3a-7 under the 1940 Act; and

(n)  The Issuing Entity has not engaged any third party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuing Entity in connection with the transactions contemplated by this Agreement.

7.  Upon the execution of the applicable Terms Agreement, the Company and the Issuing Entity, jointly and severally, covenant and agree with the several Underwriters that:

(a)  Immediately following the execution of this Agreement, the Company and the Issuing Entity will prepare the Prospectus setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Preliminary Prospectus, the price at which such Notes are to be purchased by the Underwriters, the initial public offering price (if applicable), the selling concessions and allowances (if applicable) and such other information as the Company and the Issuing Entity deem appropriate. The Company and the Issuing Entity will transmit the Prospectus to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b).

(b)  The Issuing Entity will deliver (or the Company will cause the Issuing Entity to deliver), at the expense of the Company, to the Representative, two signed copies of the Registration Statement and each amendment thereto, in each case including exhibits, and to each Underwriter a conformed copy of the Registration Statement and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request.

(c)  Before filing any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus, whether before or after the time the Registration Statement becomes effective, the Company or the Issuing Entity will furnish to the Representative a copy of the proposed amendment or supplement.

(d)  The Company and the Issuing Entity will advise the Representative promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) when any supplement or amendment to the Preliminary Prospectus or the Prospectus has been filed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for any

additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (v) of the receipt by the Company or the Issuing Entity of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use their best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)  The Company will, if during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a Prospectus relating to the Notes is required by law to be delivered (including any such delivery as contemplated by Rule 172 under the Act) in connection with sales by an Underwriter or dealer, (i) any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with the law, forthwith prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company and the Issuing Entity) to which Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, a copy of such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with the law.

(f)  The Issuing Entity will endeavor to qualify (or the Company will cause the Issuing Entity to qualify) the Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Representative may designate; provided, however, that neither the Company nor the Issuing Entity shall be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided further that neither the Company nor the Issuing Entity shall be required to file a general consent to service of process in any jurisdiction.

(g)  On or before December 31 of the year following the year in which the Closing Date occurs, the Company will cause the Issuing Entity to make generally available to Noteholders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Issuing Entity occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

(h)  So long as any of the Notes are outstanding, the Issuing Entity or the Company will furnish to the Representative copies of all reports or other communications (financial or other) furnished to holders of the Notes and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

(i)  During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, neither the Company nor the Issuing Entity will offer, sell, contract to sell or otherwise dispose of any credit card backed securities with the same term and other characteristics identical to the Notes without the prior written consent of the Representative.

(j)  The Company will cause the Notes to be registered in a timely manner pursuant to the Exchange Act and the Indenture to be qualified pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(k)   To the extent, if any, that the rating provided with respect to the Notes by the Hired NRSROs is conditional upon the furnishing of documents or the taking of any other reasonable action by the Company or the Issuing Entity agreed upon on or prior to the Closing Date, the Company or the Issuing Entity, as applicable, shall furnish such documents and take any such other reasonable action.

8.  The Company will pay all costs and expenses incident to the performance of its obligations and the obligations of the Issuing Entity under this Agreement and the applicable Terms Agreement, including, without limiting the generality of the foregoing, (i) all costs and expenses incident to the preparation, issuance, execution, authentication and delivery of the Notes, (ii) all costs and expenses incident to the preparation, printing and filing under the Act or the Exchange Act of the Registration Statement, the Preliminary Prospectus, the Prospectus, and the Ratings Issuer Free Writing Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) all costs and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements), (iv) all costs and expenses related to any filing with the Financial Industry Regulatory Authority, (v) all costs and expenses in connection with the printing (including word processing and duplication costs) and delivery, as applicable, of this Agreement, the applicable Terms Agreement, the Trust Agreement, the Receivables Purchase Agreement, the Transfer Agreement, the Servicing Agreement, the Asset Representations Review Agreement, the Indenture and any blue sky memorandum and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus as herein provided, (vi) the reasonable fees and disbursements of the Company’s and the Issuing Entity’s counsel and accountants, (vii) the fees, costs and expenses of the Underwriters (including fees of counsel for the Underwriters and their disbursements), transfer taxes and any advertising expenses in connection with sales or offers from the Underwriters to third parties, and (viii) all costs and expenses payable to the Hired NRSROs in connection with the rating of the Notes, except that the Underwriters agree to reimburse the Company for an amount, if any, specified in the applicable Terms Agreement on the Closing Date for application toward such expenses.

9.  The several obligations of the Underwriters hereunder are subject to the performance by the Company, WFBNA and the Issuing Entity of their respective obligations hereunder and under the applicable Terms Agreement and to the following additional conditions:

(a)  On or prior to the Closing Date, the Representative shall have received a letter or letters of a nationally recognized independent accounting firm selected by the Company and WFBNA and reasonably acceptable to the Representative confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to the Representative and its counsel.

(b)  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 7(a) of this Agreement; and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Company or the Issuing Entity, threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the satisfaction of the Representative.

(c)  The representations and warranties of WFBNA, the Company and the Issuing Entity contained herein are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (unless they expressly speak as of another time), and each of WFBNA, the Company and the Issuing Entity shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement at or prior to the Closing Date.

(d)  The Representative shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, special counsel for WFBNA, the Company and the Issuing Entity, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, addressing certain corporate, enforceability, and security matters, and certain United States federal income tax matters.

(e)  The Representative shall have received an opinion or opinions of Orrick, Herrington & Sutcliffe LLP, special counsel for WFBNA, the Company and the Issuing Entity, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, with respect to certain matters relating to the transfer by WFBNA of the Receivables to the Company under the Federal Deposit Insurance Act. In addition, the Representative shall have received a reliance letter with respect to any opinion that WFBNA, the Company or the Issuing Entity is required to deliver to a Hired NRSRO, unless the Representative is entitled to receive a substantially similar opinion on the same subject matter under this Agreement or the applicable Terms Agreement.

(f)  The Representative shall have received an opinion of Richards, Layton & Finger, P.A. (or such other counsel as may be named in the applicable Terms Agreement), special Delaware counsel to the Company and the Issuing Entity, to the Hired NRSROs, which opinion shall include (a) matters relating to the perfection of the Indenture Trustee’s security interest in the Receivables and the Collateral and (b) shall provide that the classification of the Issuing Entity for United States federal income tax purposes will be determinative of the classification of the Issuing Entity under the laws of the State of Delaware concerning any tax imposed on or measured by income.

(g)  The Representative shall have received an opinion of Davenport, Evans, Hurwitz & Smith, L.L.P., special South Dakota counsel to WFBNA, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to (i) the perfection of the Company’s interest in the Receivables and (ii) matters relating to the perfection of the Indenture Trustee’s interest in the Collateral and the proceeds thereof.

(h)  The Representative shall have received from Morgan, Lewis & Bockius LLP, special counsel to the Underwriters, a “negative assurance” letter, dated as of the Closing Date, with respect to certain information contained in the Preliminary Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representative.

(i)  The Representative shall have received a certificate, dated the Closing Date, of an authorized officer of WFBNA in which such officer, to his or her knowledge after due inquiry, shall state that the representations and warranties of WFBNA in this Agreement are true and correct in all material respects on and as of the Closing Date, that WFBNA has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement and the applicable Terms Agreement at or prior to the Closing Date, that the representations and warranties of WFBNA in the Receivables Purchase Agreement and the Servicing Agreement are true and correct in all material respects as of the dates specified in the Receivables Purchase Agreement and the Servicing Agreement, as

applicable, and that, subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of WFBNA’s credit card business except as set forth in or contemplated by the Preliminary Prospectus or the Prospectus.

(j)  The Representative shall have received a certificate, dated the Closing Date, of an authorized officer of the Company in which such officer, to his or her knowledge after due inquiry, shall state (i) that the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement and the applicable Terms Agreement at or prior to the Closing Date, (iii) that the representations and warranties of the Company in the Receivables Purchase Agreement, and the Transfer Agreement and the Asset Representations Review Agreement are true and correct in all material respects as of the dates specified in the Receivables Purchase Agreement, and the Transfer Agreement and the Asset Representations Review Agreement, as applicable, (iv) that the Registration Statement has become effective and remains effective, (v) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and (vi) that, subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of the Company’s credit card business except as set forth in or contemplated by the Preliminary Prospectus or the Prospectus.

(k)  The Representative shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, special counsel for WFBNA, the Company and the Issuing Entity, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to the grant of the Collateral and the proceeds thereof to the Indenture Trustee for the benefit of the Noteholders and with respect to the creation of the Indenture Trustee’s interest in the Collateral and the proceeds thereof.

(l)  The Representative shall have received an opinion of Morris James LLP, counsel to the Owner Trustee, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, addressing certain corporate matters.

(m)  The Representative shall have received an opinion of in-house counsel to WFBNA, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, addressing certain corporate matters.

(n)   The Representative shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to WFBNA, the Company and the Issuing Entity, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, addressing certain corporate and enforceability matters.

(o)  The Representative shall have received a certificate, dated the Closing Date, of an authorized representative of the Issuing Entity in which such representative, to his or her knowledge after due inquiry, shall state that the representations and warranties of the Issuing Entity in this Agreement are true and correct in all material respects on and as of the Closing Date, that the Issuing Entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement at or prior to the Closing Date, that the representations and warranties of the Issuing Entity in the Indenture are true and correct in all material respects as of the dates specified in the Indenture, that the Registration Statement has become effective and remains effective, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and that, subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of the Issuing Entity’s business except as set forth in or contemplated by the Preliminary Prospectus or the Prospectus.

(p)  The Representative shall have received an opinion of Chapman and Cutler LLP, counsel to the Indenture Trustee, the Note Registrar, and the Bank, subject to customary qualifications, assumptions, limitations and exceptions dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, addressing certain corporate and enforceability matters.

(q)  The Representative shall have received confirmation of receipt by WFBNA of ratings letters from each Hired NRSRO and the Ratings Issuer Free Writing Prospectus shall have been filed with the Commission.

(r)  The Representative shall have received an opinion of in-house counsel to the Asset Representations Reviewer, subject to customary scope, qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.

The Company will furnish the Representative, or cause the Representative to be furnished with, such number of conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

10.     The Company, WFBNA and the Issuing Entity, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), the Prospectus, or the Ratings Issuer Free Writing Prospectus (but only when read together with the Preliminary Prospectus or the Prospectus, as applicable), or any respective amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and WFBNA; and (iii) against any and all expenses whatsoever (including, subject to Section 10(d) hereof, the reasonable fees and disbursements of counsel chosen by the Representative) as reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the Company, WFBNA and the Issuing Entity will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with Underwriter Information.

(a)  Each of the Underwriters, severally and not jointly, agrees to indemnify and hold harmless each of the Company and WFBNA, their directors, each of their officers who signed the Registration Statement, the Issuing Entity and each person, if any, who controls the Company, WFBNA or the Issuing Entity within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company, WFBNA or the Issuing Entity by such Underwriter through the Representative expressly for use in the Registration Statement or the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, which information consists solely of the following information in the Preliminary Prospectus and the Prospectus: (a) the information in the table on the cover page of the Prospectus in the row captioned “Price to public” and (b) the information in the table, the [ ] paragraphs under the heading “Underwriting (Plan of Distribution, Conflicts of Interest and Proceeds)” in the Prospectus (collectively, “Underwriter Information”), and (ii) with regard to any investor with whom an Underwriter enters into a contract of sale for the Notes prior to the filing of the final Prospectus, the failure upon the part of such Underwriter to convey (within the meaning of Rule 159 under the Act) the Preliminary Prospectus to such investor at or prior to the time of the contract of sale for such Notes; provided, however, that to the extent such Preliminary Prospectus has been amended or supplemented, the indemnity provided under clause (ii) above shall not inure to the benefit of the Issuing Entity, the Company or WFBNA unless such amendment or supplement shall have been delivered to such Underwriter in a reasonable period of time prior to the time of such contract of sale.

(b)  Each of the Underwriters, severally and not jointly, agrees to indemnify and hold harmless each of the Company and WFBNA, their directors, each of their officers who signed the Registration Statement, the Issuing Entity and each person, if any, who controls the Company, WFBNA or the Issuing Entity within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus (as defined in Section 16(a) herein), or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Underwriter will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement in any Underwriter Free Writing Prospectus (i) made in reliance upon and in conformity with any written information furnished to such Underwriter by the Company, WFBNA or the Issuing Entity expressly for use therein or (ii) as a result of any inaccurate information (including as a result of any omission) in the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Company, WFBNA or the Issuing Entity to such Underwriter prior to the time of use of such Underwriter Free Writing Prospectus.

(c)  Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have other than on account of the indemnity provided by this Section 10; provided, however, that the indemnifying party is not materially prejudiced by such failure to notify. Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred.

An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed in writing to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party’s receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld) but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or any other expenses for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, without the consent of the indemnified party.

(d)  The indemnity provided by this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, WFBNA, the Underwriters, any of their respective directors or officers, or any person controlling the Company, WFBNA or the Underwriters, and (iii) acceptance of and payment for any of the Notes. The indemnity provided by this Section 10 will be in addition to any liability that any Underwriter, the Company or WFBNA may otherwise have.

11.     In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in Section 10 is for any reason held to be unavailable other than in accordance with its terms, the Company, WFBNA and the Issuing Entity and the Underwriters, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by the indemnity provided for in Section 10 incurred by the Company, WFBNA and the Issuing Entity and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and WFBNA on the one hand and each Underwriter on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and WFBNA on the one hand and of each Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations (taking into account the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable considerations appropriate under the circumstances). The relative benefits received by the Company and WFBNA on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective portions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price of the Notes and the Company, WFBNA and the Issuing Entity are jointly and severally responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the Company and WFBNA on the one hand and of each Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and WFBNA or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; and no Underwriter shall be obligated to contribute more than its share of underwriting discounts and commissions and other fees pertaining to the Notes less any damages otherwise paid by such Underwriter with respect to any such loss, liability, claim, damage or expense. It is hereby acknowledged that the respective Underwriters’ obligations under this Section 11 shall be several and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, each director of the Company or WFBNA, and each person, if any, who controls the Company, WFBNA or the Issuing Entity within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, WFBNA or the Issuing Entity.

(a)  The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (a) above. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses referred to in Section 10 hereof or this Section 11 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. The remedies provided for in Section 10 hereof and this Section 11 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(b)  The contribution agreements contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, WFBNA, the Underwriters, any of their respective directors or officers, or any person controlling the Company, WFBNA or the Underwriters, and (iii) acceptance of and payment for any of the Notes.

12.  Notwithstanding anything herein contained, this Agreement and the applicable Terms Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and the applicable Terms Agreement and prior to the Closing Date (i) there has occurred any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operation of WFBNA, the Company or Wells Fargo & Company, and their respective subsidiaries (if any), taken as a whole, the effect of which in the reasonable judgment of the Representative materially impairs the investment quality of the Notes; (ii) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the sale and payment for the Notes; or (v) if a material disruption in securities settlement, payments or clearance services in the United States or other relevant jurisdiction shall have occurred and be continuing on the Closing Date, or the effect of which is such as to make it, in the reasonable judgment of the Representative, impractical to market the Notes or to enforce contracts for the sale of the Notes.

13.  If any Underwriter defaults in its obligations to purchase Notes hereunder and the aggregate principal amount of the Notes that such defaulting Underwriter agreed but failed to purchase does not exceed 25% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of the Notes with respect to which such default or defaults occur exceeds 25% of the total principal amount of such Notes and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Sections 10 and 11 of this Agreement. Nothing herein will relieve a defaulting Underwriter from liability for its default.

14.  If for any reason other than as set forth in Section 13 of this Agreement the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 8 of this Agreement and the respective obligations of WFBNA, the Company, the Issuing Entity, and the Underwriters pursuant to Sections 10 and 11 of this Agreement shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 12 of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

15.  Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company, D1086-180, 550 S. Tryon Street, Floor 18, Charlotte, North Carolina 28202, Attention Kristine Kinzle (with a copy to Jeff D. Blake, Assistant General Counsel, Wells Fargo Legal Department, D1050-266, 401 South Tryon Street, Charlotte, North Carolina 28202); notice to the Underwriters shall be given to the Representative, [_________], [_________], [_____], [_____] [____], Attention: [________], or to such other address as the Representative may designate in writing to WFBNA, the Company, and the Issuing Entity.

16.     Other than the Preliminary Prospectus, the Prospectus, and the Ratings Issuer Free Writing Prospectus, each of the Underwriters, severally, represents, warrants and covenants to WFBNA, the Company and the Issuing Entity that it has not prepared, made, used, authorized, approved, disseminated or referred to and will not prepare, make, use, authorize, approve, disseminate or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act unless such Underwriter has obtained the prior written approval of WFBNA, the Company and the Issuing Entity; provided, however, that each Underwriter may prepare and convey to one or more of its potential investors one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Prospectus, as well as a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes (each such written communication, an “Underwriter Free Writing Prospectus”) provided, that no such Underwriter Free Writing Prospectus would be required to be filed with the Commission.

(a)  Each of the Underwriters, severally, represents and warrants to and agrees with WFBNA, the Issuing Entity and the Company that:

(i)  each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were (i) made in reliance upon and in conformity with any written information furnished to the related Underwriter by the Issuing Entity, WFBNA or the Company expressly for use therein or (ii) as a result of any inaccurate information (including as a result of any omission) in the Preliminary Prospectus or the Prospectus, which information was not corrected by information subsequently provided by the Issuing Entity, WFBNA or the Company to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;

(ii)   each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and

(iii)   each Underwriter Free Writing Prospectus prepared by it shall be delivered to the Issuing Entity, WFBNA and the Company no later than the time of first use and, unless otherwise agreed to by the Issuing Entity, WFBNA and the Company and the related Underwriter, such delivery shall occur no later than the close of business for the Company (Eastern Time) on the date of first use; provided, however, if the date of first use is not a Business Day, such delivery shall occur no later than the close of business for the Company (Eastern Time) on the first Business Day preceding such date of first use.

(b)  Each of the Underwriters, severally and not jointly, represents that it has not engaged any third party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the assets held by the Issuing Entity in connection with the transactions contemplated by this Agreement.

17.  Each of the Underwriters, severally, represents that it will not, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the

Notes, transfer, deposit or otherwise convey any Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Notes without the prior written consent of the Company.

18.  Each of the Underwriters, severally, represents and agrees that (a) it has not entered, and will not enter, into any contract of sale for the Notes (subject to the proviso to clause (ii) below) until at least the later of (i) three business days after the Preliminary Prospectus has been initially filed by the Company with the Commission (as determined by reference to the “Filing Date” according to the “Filing Detail” webpage for the Company related to such filing, as made available on the Commission’s website) and (ii) 48 hours after any supplement to the Preliminary Prospectus that reflects a material change from the information contained in the Preliminary Prospectus has been filed by the Company with the Commission (as determined by reference to the time such filing was “Accepted” according to the “Filing Detail” webpage for the Company related to such filing, as made available on the Commission’s website); provided, however, that in the case of any such contract of sale entered into before the filing of a supplement as referred to in this clause (ii), it will not consummate such transaction without entering into a new contract of sale in accordance with this clause (ii); (b) that it did not enter into any contract of sale for any Notes prior to the Time of Sale; and (c) it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Notes, convey to each investor to whom Notes are sold by it during the period prior to the filing of the Prospectus (as notified to the Underwriters by the Company), at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus.

19.  Each of the Underwriters, severally, represents and agrees that it has not and will not, directly or indirectly, offer, sell or deliver any of the Notes or distribute the Prospectus or any other offering materials relating to the Notes in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance by it with any applicable laws and regulations thereof and that will, to the best of its knowledge and belief, not impose any obligations on the Company, WFBNA or the Issuing Entity except as set forth herein.

20.  Each of the Underwriters, severally, represents that on or prior to the Closing Date it has not and it will not provide any Rating Information (as defined below) to a Hired NRSRO or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), unless a designated representative from WFBNA participated in or participates in such communication; provided, however, that if an Underwriter received or receives an oral communication from a Hired NRSRO, such Underwriter was and is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from WFBNA or refer such Hired NRSRO to WFBNA, who will respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information provided for the purpose of determining the initial credit rating for the Notes or undertaking credit rating surveillance on the Notes (as contemplated by paragraph (a)(3)(iii)(C) of Rule 17g-5).

21.     Each Underwriter represents and agrees, severally and not jointly, that: (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity.

Each Underwriter represents and agrees, severally and not jointly, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the Notes to any EU retail investor in the European Economic Area (the “EEA”). For the purposes of this Section 21(a), (A) the expression “EU retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”) or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); (B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes; and (C) states comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Croatia, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, the Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden.

Each Underwriter represents and agrees, severally and not jointly, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the Notes to any UK retail investor in the United Kingdom. For the purposes of this Section 21(b), (A) the expression “UK retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”), and as amended; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (such rules or regulations, as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the United Kingdom by virtue of the EUWA, and as amended or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of the domestic law of the United Kingdom by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); (B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

22.     In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(a)  In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The requirements of clauses (a) and (b) of this Section 22 apply notwithstanding the following clause (c).

(b)  Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of clauses (a) and (b) of this Section 22, no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R.

§ 382.4, as applicable. After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if any party to this Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

For purposes of clauses (a) through (c) of this Section 22:

(i)  “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

(ii)  “Covered Entity” means any of the following:

(A)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii)   “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

(iv)   “Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding;

(v)  “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.  This Agreement shall become effective upon execution and delivery of the applicable Terms Agreement.

24.  This Agreement shall inure to the benefit of and be binding upon WFBNA, the Company, the Issuing Entity, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

25.  Each of WFBNA, the Issuing Entity and the Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between WFBNA, the Issuing Entity and the Company, on the one hand, and each of the several Underwriters, on the other hand, and WFBNA, the Issuing Entity and the Company are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the transactions contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent, financial advisor or fiduciary of WFBNA, the Issuing Entity, the Company or their respective affiliates, stockholders, creditors or employees or any other party; (iii) none of the Underwriters has assumed or will assume an advisory or fiduciary responsibility (including, but not limited to, with respect to any legal, tax, investment, accounting or regulatory matters) in favor of WFBNA, the Issuing Entity or the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising WFBNA, the Issuing Entity or the Company on other matters) or any other obligation to WFBNA, the Issuing Entity or the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of WFBNA, the Issuing Entity and the Company and that the several Underwriters have no obligation to disclose to WFBNA, the Issuing Entity or the Company any of such interests by virtue of any relationship hereunder; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and WFBNA, the Issuing Entity and the Company have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between WFBNA, the Issuing Entity, the Company and the several Underwriters, or any of them, with respect to the transactions contemplated hereby. WFBNA, the Issuing Entity and the Company hereby waive and release, to the fullest extent permitted by law, any claims that WFBNA, the Issuing Entity or the Company, respectively, may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty with respect thereto.

26.  This Agreement and any claim, controversy or dispute arising under or related to or in connection with the Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

27.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

28.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING IN RESPECT OF SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF ANY INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

29.  This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transaction Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case, to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company, WFBNA, the Issuing Entity and the Underwriters in accordance with its terms as of the date first above written.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

WF CARD ISSUANCE TRUST

By:	WF CARD FUNDING, LLC,
not in its individual capacity but solely as Beneficiary on behalf of the Issuing Entity

By:
Name:
Title:

WF CARD FUNDING, LLC

By:
Name:
Title:

[Signature Page to the WF Card Issuance Trust

(WFCardSeries Class [ ](202[ ]-[ ])) Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

[NAME OF UNDERWRITER],

As Underwriter or as the Representative of the Underwriters named in Schedule I to the Terms Agreement

By:
Name:
Title:

[Signature Page to the WF Card Issuance Trust

(WFCardSeries Class [ ](202[ ]-[ ])) Underwriting Agreement]

EXHIBIT A

WF CARD ISSUANCE TRUST

WFSERIES CLASS [__](20[__]-[_])

ASSET BACKED NOTES

TERMS AGREEMENT

Dated: [ ] [ ], 202[ ]

To:	WF CARD FUNDING, LLC

Re:	Underwriting Agreement dated [ ] [ ], 202[ ]

Series Designation:

Underwriters: The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Terms of the Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public
[Class [_](20[__]-[_])]
[Class [_](20[__]-[_])]
[Class [_](20[__]-[_])]

Interest Payment Dates: _______________, _______________,

______________ and _______________, commencing _____________ __, _____.

Indenture:

Indenture Supplement:

Terms Document:

Servicing Agreement:

Purchase Price: The purchase price payable by the Underwriters for the Notes covered by this Agreement will be the following percentage of the principal amounts to be issued:

[Per Class [_](20[__]-[_])	Notes __________%]
[Per Class [_](20[__]-[_])	Notes __________%]
[Per Class [_](20[__]-[_])	Notes __________%]

Registration Statement:

Underwriting Commissions, Concessions and Discounts: The Underwriters’ discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Notes, shall be as follows:

Underwriting Discounts and Concessions	Selling Concessions	Reallowance
[Class [_](20[__]-[_]) ___%	___%	___%]
[Class [_](20[__]-[_]) ___%	___%	___%]
[Class [_](20[__]-[_]) ___%	___%	___%]

[Reimbursement of Expenses: The Underwriters shall reimburse the Company for an amount not to exceed $__________ for application towards expenses.]

Time of Sale: [ ] [a.m/p.m.] (Eastern Time) on [ ] [ ], 202[ ]

Closing Date: Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Company, WFBNA and the Issuing Entity hereby agree that the Closing Date shall be [ ] [ ], 202[ ], [ ] a.m., New York City time.

Location of Closing:

Payment for the Notes:

Each of the Underwriters agrees, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Class [_](20[__]-[_]) Notes set forth opposite its name on Schedule I hereto.

[NAME OF UNDERWRITER],

As Underwriter or as the Representative of the Underwriters named in Schedule I to the Terms Agreement

By:
Name:
Title:

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

WF CARD ISSUANCE TRUST

By:	WF CARD FUNDING, LLC,
not in its individual capacity but solely as Beneficiary on behalf of the Issuing Entity

By:
Name:
Title:

WF CARD FUNDING, LLC

By:
Name:
Title:

SCHEDULE I

UNDERWRITERS

$____________________ Principal Amount of Series ___ [___%] [Floating Rate]

Asset Backed Notes, [Class [_](20[__]-[_])]

[$____________________ Principal Amount of Series ___ [___%] [Floating Rate]

Asset Backed Notes, [Class [_](20[__]-[_])]

[$____________________ Principal Amount of Series ___ [___%] [Floating Rate]

Asset Backed Notes, [Class [_](20[__]-[_])]

Principal Amount

[Names of Underwriters]	$	____

	$	____